Exhibit 99.1

Marker Therapeutics to Report Updated Results from Phase 1/2 Trial with MultiTAA Therapy in Patients with Pancreatic Adenocarcinoma

Data selected for oral presentation during a plenary session at AACR’s Immune Cell Therapies for Cancer: Successes and Challenges of CAR T Cells and Other Forms of Adoptive Therapy Conference

Company to host investor event and webcast on Monday, July 22

Houston, TX – June 20, 2019 – Marker Therapeutics, Inc. (Nasdaq:MRKR), a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications, today announced that updated clinical data from an investigator-sponsored Phase 1/2 trial led by Baylor College of Medicine were selected for oral presentation during a plenary session at the upcoming American Association for Cancer Research’s (AACR) Immune Cell Therapies for Cancer: Successes and Challenges of CAR T Cells and Other Forms of Adoptive Therapy conference. The data—which will also be presented in a poster session—will be reviewed by Brandon G. Smaglo, M.D., FACP, Assistant Professor, Medical Director of Hematology/Oncology at the Baylor College of Medicine, Houston, Texas.

Oral Presentation Details

Title: “Targeting pancreatic cancer using nonengineered, multiantigen-specific T cells (TACTOPS)”

Date: Saturday, July 20, 2019

Time (Plenary Session #1): 8:00 a.m. - 10:00 a.m. PST

Location: Hyatt Regency, San Francisco, CA

Poster Presentation Details

Title: “Targeting pancreatic cancer using nonengineered, multiantigen-specific T cells (TACTOPS)”

Date: Saturday, July 20, 2019

Time (Poster Session A): 12:30 p.m. – 2:30 p.m. PST

Location: Hyatt Regency, San Francisco, CA

Investor Event
For those unable to attend the presentations at AACR, Marker will host a live investor event following the conference on Monday, July 22nd at 1:30 p.m. PST in San Francisco featuring Dr. Brandon Smaglo, as well as Marker senior management. A live webcast of the investor presentation will be available in the investors section of the Company’s website at https://www.markertherapeutics.com/ and will be available for replay following the event.

About Marker Therapeutics, Inc.

Marker Therapeutics, Inc. is a clinical-stage immuno-oncology company specializing in the development of next-generation T cell-based immunotherapies for the treatment of hematological malignancies and solid tumor indications. Marker’s cell therapy technology is based on the selective expansion of non-engineered, tumor-specific T cells that recognize tumor associated antigens (i.e. tumor targets) and kill tumor cells expressing those targets. This population of T cells is designed to attack multiple tumor targets following infusion into patients and to activate the patient’s immune system to produce broad spectrum anti-tumor activity. Because Marker does not genetically engineer its T cells therapies, we believe that our product candidates will be easier and less expensive to manufacture, with reduced toxicities, compared to current engineered CAR-T and TCR-based approaches, and may provide patients with meaningful clinical benefit. As a result, Marker believes its portfolio of T cell therapies has a compelling therapeutic product profile, as compared to current gene-modified CAR-T and TCR-based therapies.

Marker is also advancing a number of innovative peptide- and gene-based immuno-therapeutics for the treatment of metastatic solid tumors, including the Folate Receptor Alpha program (TPIV200) for breast and ovarian cancers and the HER2/neu program (TPIV100/110) for breast cancer, currently in Phase 2 clinical trials.

For additional information, please call toll free at (904) 862-6490 or visit: https://www.markertherapeutics.com/

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Forward-Looking Statement Disclaimer
This release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our research and development activities relating to our non-engineered multi-tumor antigen specific T cell therapies; our TPIV200 and TPIV100/110 programs; the effectiveness of these programs or the possible range of application and potential curative effects and safety in the treatment of diseases; and, the timing and success of our clinical trials, as well as clinical trials conducted by our collaborators. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Investor

Solebury Trout
Chiara Russo

(617) 221-9197

crusso@troutgroup.com

Media

Solebury Trout

Brad Miles

(646) 513-3125

bmiles@soleburytrout.com

- or -

Amy Bonanno
(914) 450-0349
abonanno@soleburytrout.com

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